UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2026

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Barings Private Credit Corporation
(Exact name of registrant as specified in its charter)
 _________________________________________________________

Maryland	814-01397	86-3780522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 South Tryon Street, Suite 2500 Charlotte, North Carolina		28202
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (704) 805-7200
N/A
(Former name or former address, if changed since last report.)
_________________________________________________________
Securities registered pursuant to Section 12(b) of the Act: None.
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE
This amendment (this “Amendment”) is being filed by Barings Private Credit Corporation (the “Company”) to amend Item 3.02 Unregistered Sales of Equity Securities and Item 8.01 Other Events of that certain Current Report on Form 8-K originally filed by the Company with the U.S. Securities and Exchange Commission on January 21, 2026 (the “Original Form 8-K”). This Amendment is being filed to clarify by footnote that the following figures are preliminary estimates, subject to completion of the Company’s customary year-end closing and review procedures and third-party audit: (1) the number of shares of Common Stock (as defined below) issued as of January 2, 2026, (2) the Company’s aggregate net asset value and the net asset value per share of Common Stock as of December 31, 2025, and (3) the fair value of the Company’s investment portfolio as of December 31, 2025. Except as set forth in this paragraph, no other changes shall be deemed to be made to the Original Form 8-K by this Amendment.
Item 3.02.    Unregistered Sales of Equity Securities.
As of January 2, 2026, Barings Private Credit Corporation (the “Company”) sold 5,098,618.965* unregistered shares (the “Sold Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (with the number of Sold Shares issued being determined on January 21, 2026) pursuant to subscription agreements entered into with the participating investors for aggregate consideration of approximately $103.9 million.
The offer and sale of the Sold Shares were exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and Regulation D thereunder and/or Regulation S under the Securities Act (the “Private Offering”).
The per share price at which the Company issued the Sold Shares was determined in accordance with Section 23 of the Investment Company Act of 1940, as amended.
Item 7.01.    Regulation FD Disclosure.
February 2026 Distribution
On January 15, 2026, the Board of Directors declared a regular monthly distribution for February 2026 in the gross amount of $0.175 per share, payable on February 26, 2026 to stockholders of record on February 24, 2026.
Item 8.01.    Other Events.
Net Asset Value
The net asset value per share of the Common Stock as of December 31, 2025 is $20.37*.
As of December 31, 2025, the Company’s aggregate net asset value was $2,841.4 million*, the fair value of its investment portfolio was $4,877.0 million* and it had $2,065.7 million debt outstanding (at principal).
Net Investment Income
The Company’s net investment income per share of the Common Stock for the three months ended December 31, 2025 is $0.54.
Status of Offering
The Company is currently conducting the Private Offering on a continuous basis for up to $4.5 billion in shares of Common Stock. As of the date hereof, the Company has issued an aggregate of 142,183,392.03* shares of Common Stock in the Private Offering for total consideration of $2,930.5 million. These figures do not include any shares of Common Stock issued in connection with the Company’s dividend reinvestment plan. The Company intends to continue selling shares of Common Stock in the Private Offering on a monthly basis.
Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The Company’s aggregate net asset value and net asset value per share of Common Stock as of December 31, 2025, the number of Shares issued as of January 2, 2026 based on the December 31, 2025 net asset value, and the fair value of the Company’s investment portfolio as of December 31, 2025 are preliminary estimates based on the Company’s preliminary determinations and current expectations, and such information is inherently uncertain. These preliminary figures are subject to completion of the Company’s customary year-end closing and review procedures and third-party audit, including the determination of the fair value of Company’s portfolio investments. As a result, actual results could differ materially from the current preliminary estimates based on adjustments made during the Company’s year-end closing and review procedures and third-party audit, and the Company’s reported information in its Annual Report on Form 10-K for the year ended December 31, 2025 may differ from this information, and any such differences may be material.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Barings Private Credit Corporation

Date: January 22, 2026	By:	/s/ Elizabeth A. Murray
Elizabeth A. Murray
Chief Financial Officer and Chief Operating Officer